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                                  EXHIBIT 16.1

                 Response Letter from New Certifying Accountant



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                          [ARTHUR ANDERSEN LETTERHEAD]





March 19, 1997




Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street N.W.
Washington, D.C. 20549


We have read Item 4 included in the attached Form 8-K dated March 13, 1997 of Coronado Industries, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.


Very truly yours,

ARTHUR ANDERSEN LLP


By  /s/ Michael Garnreiter
   -----------------------
   Michael Garnreiter



Copies to:
Michael F. Patterson, Titus Bueckner & Berry
G.R. Smith, Coronado Industries, Inc.